UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2009
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)     (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As disclosed in the Registrant’s Current Report on Form 8-K filed on January 5, 2009 (“Jan. 5 8-K”), on December 30, 2008, the Registrant entered into a Waiver and Forbearance Agreement (the “Dec. Agreement”) with the holders (the “Holders”) of all of its 7.125% Convertible Senior Notes due 2026 (the “7.125% Notes”). On January 15, 2009, the Registrant entered into (i) the First Amended and Restated Waiver and Forbearance Agreement dated January 14, 2009 with the Holders of the 7.125% Notes (the “7.125% Agreement”) and (ii) a Waiver and Forbearance Agreement with the Holders of the 6.0% Notes (the “6.0% Agreement” and together with the 7.125% Agreement, the “Agreements”). All of the Holders of the 7.125% Notes entered into the 7.125% Agreement and Holders representing approximately 98% of the 6.0% Notes entered into the 6.0% Agreement (collectively the “Signing Holders”). Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings assigned to such terms in the 6.0% and the 7.125% Indentures.
Pursuant to the Agreements, the Signing Holders have deferred their rights under the 6.0% and 7.125% Indentures, respectively to require the Registrant to repurchase the 6.0% and 7.125% Notes and forbear from taking any action under such Indentures through the close of business on February 12, 2009 (the “Amended Fundamental Change Repurchase Date”) and to not take any action as a result of the failure to pay the Fundamental Repurchase Price on January 16, 2009 to any Holder of the 6% Notes who has timely and validly exercised its Fundamental Change Repurchase Right (a “Tendering Holder”).
As a condition to the effectiveness of the Agreements, the Registrant, by no later than 11:00 a.m., Eastern Standard Time, on January 15, 2009, was required to enter into an agreement with National Amusements Inc. (“NAI”) and Acquisition Holdings Subsidiary I LLC (“AHS” and together, the “Lenders”), in form and substance reasonably satisfactory to Milbank, Tweed, Hadley & McCloy, LLP (“Milbank”), as counsel to Signing Holder (as amended, modified or supplemented, the “Lender Forbearance Agreement”), pursuant to which the Lenders (including NAI and AHS) agreed to (i) suspend, until and including February 12, 2009, the cash sweep features (“Cash Sweep”) under Section 6.19 of the Registrant’s Unsecured Loan Agreement dated February 29, 2008 (the “Unsecured Loan Agreement”), and Section 6.19 of the Registrant’s Subordinated Unsecured Loan Agreement, dated February 29, 2008 (the “Subordinated Unsecured Loan Agreement” and together with the Unsecured Loan Agreement, the “Loan Agreements”), and (ii) forbear, until and including February 12, 2009, from exercising any rights they may have with repect to any default or event of default under Registrant’s Loan and Security Agreement dated February 29, 2008 (the “Loan and Security Agreement”), the Loan Agreements and the Factoring Agreement, dated September 15, 2008 (the “Factoring Agreement”) that may arise as a result of the failure of the Registrant to pay on January 16, 2009 the Fundamental Change Repurchase Price to Tendering Holder.
The Agreements are subject to termination upon (i) the failure of the Registrant to comply with any condition, term, covenant or other obligation set forth in the Agreements, (ii) the occurrence of an Event of Default that has not otherwise been waived or deferred by the requisite Holders under the 7.125% Indenture, (iii) the occurrence of an event of default under the 6% Indenture that has not otherwise been deferred by Holders that own at least $70 million in principal amount of the 6% notes; (iv) the termination of the Lender Forbearance Agreement, or the amendment or modification of such Lender Forbearance Agreement in a manner adverse to the rights of the Signing Holders without the prior express written consent of Milbank; (v) the exercise of any right or remedy by the Lender under any of the Loan and Security Agreement, the Loan Agreements (including, without limitation, the liquidation of any deposit account or securities account of the Registrant or any of its subsidiaries or affiliates, or related investment property maintained or held by any such account, for the benefit of the Lender) ) or the Factoring Agreement or the receipt by the Registrant of notice from the Lender or Factor that it intends to exercise such right or remedy based upon any purported default or event of default thereunder; (vi) the Registrant’s payment of the Fundamental Change Repurchase Price, or any portion thereof, to any Tendering Holder, the repurchase of any 7.125% Securities, or the payment of any Tendering Holder’s Claim (as defined in the Agreements), or (vii) the expiration of three (3) Business Days following the commencement of a Tendering Holder Claim (each of (i) through (vii) above, a “Termination Event”, and the date of each such Termination Event, a “Termination Date”), the Amended Fundamental Change Repurchase Date shall be void ab initio, and if such event as identified in (i) through (vii) above has occurred after January 16, 2009, then the Fundamental Change Repurchase Date shall be deemed to have occurred on such date, and, in each case, Signing Holder shall be deemed to have timely exercised the Fundamental Change Repurchase Right, irrespective of whether Signing Holder has delivered a Repurchase Notice to the Registrant.

To the extent the Registrant fails to pay a Tendering Holder on January 16, 2009, it is a default under the 7.125% Indenture, the 6.0% Indenture, the Loan and Security Agreement, the Loan Agreements and the Factoring Agreement, but as a result of the events disclosed in Section 1.01, all parties have agreed not to exercise until February 12, 2009 any rights they might have due to such a nonpayment. If the Agreements terminate and the Registrant is required to immediately repurchase the 6.0% and 7.125% Notes, the Registrant does not believe, on the basis of its current liquidity, that it would have the ability to satisfy such obligations.
Registrant also agreed to pay the fees and expenses of Milbank incurred by the Signing Holders in connection with the negotiation and execution of the Agreements.
Lender Forbearance Agreement
On January 15, 2009, as required as a condition to effectiveness of the Agreements, the Registrant and NAI and AHS entered into the Lender Forbearance Agreement dated January 14, 2009 pusuant to which NAI and AHS have agreed to suspend, until February 12, 2009 the Registrant’s obligations under the “Cash Sweep” and to defer from exercising any rights they may have under the Loan and Security Agreement, the Loan Agreements or the Factoring Agreement as a result of the non-payment of the Fundamental Repurchase Price on January 16, 2009 to any Tendering Holder or the Change of Control of the Registrant occurring November 28, 2008.
Under the terms of the Lender Forbearance Agreement, the Registrant also consented to an assignment by NAI to AHS of all of its rights, duties, obligations and interests under the Loan and Security Agreement and the Unsecured Loan Agreement.
The Registrant also agreed to pay the fees and expenses of counsel to NAI and AHS in connection with the negotiation and execution of the Lender Forbearance Agreement
On January 15, 2009, the Registrant issued a press release discussing the Agreement and related issues. A copy of the Registrant’s press release is furnished with this Current Report on Form 8-K, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release of Midway Games Inc. dated January 15, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
January 15, 2009	By:	/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Midway Games Inc. dated January 15, 2009